                                                                   Exhibit 10.14

                            STOCK PURCHASE AGREEMENT

                                     among

                              SYNAPSE GROUP, INC.,

                                      and

                          THE PURCHASER NAMED THEREIN

                         ______________________________

                               Dated May 17, 2000

                         ______________________________

                               TABLE OF CONTENTS
                               -----------------

                                                                Page
                                                                ----
ARTICLE 1  DEFINITIONS.........................................   1

1.1   Definitions..............................................   1
1.2   Accounting Terms; Financial Statements...................   5

ARTICLE 2  PURCHASE AND SALE OF PURCHASED SHARES...............   5

2.1   Purchase and Sale of the Purchased Shares................   5
2.2   Closing..................................................   5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES
      OF THE COMPANY...........................................   6

3.1   Corporate Existence and Power............................   6
3.2   Authorization; No Contravention..........................   6
3.3   Governmental Authorization; Third Party Consents.........   6
3.4   Binding Effect...........................................   6
3.5   Litigation...............................................   7
3.6   Capitalization...........................................   7
3.7   Consolidated Financial Statements........................   8
3.8   No Material Adverse Change; Ordinary Course of Business..   8
3.9   Taxes....................................................   8
3.10  Disclosure...............................................   9
3.11  Private Offering.........................................   9
3.12  No Default or Breach; Contractual Obligations............   9
3.13  Broker's, Finder's or Similar Fees.......................   9

ARTICLE 4  REPRESENTATIONS AND WARRANTIES
      OF THE PURCHASER.........................................   9

4.1   Existence and Power......................................   9
4.2   Authorization; No Contravention..........................  10
4.3   Governmental Authorization; Third Party Consents.........  10
4.4   Binding Effect...........................................  10
4.5   Purchase for Own Account.................................  10
4.6   Investment Experience; Information.......................  11
4.7   Broker's, Finder's or Similar Fees.......................  11

ARTICLE 5  CONDITIONS TO THE OBLIGATION OF THE
      PURCHASER TO CLOSE.......................................  12

5.1   Secretary's Certificate..................................  12
5.2   Stockholders Agreement Amendment.........................  12
5.3   Registration Agreement Amendment.........................  12
5.4   Waiver...................................................  12
5.5   Purchased Shares.........................................  12
5.6   Consents and Approvals...................................  12

5.7   Receipt of Consolidated Financial Statements.............  13

ARTICLE 6  CONDITIONS TO THE OBLIGATION OF THE COMPANY
      TO CLOSE.................................................  13

6.1   Payment by the Purchaser.................................  13
6.2   Stockholders Agreement Amendment.........................  13
6.3   Registration Agreement Amendment.........................  13
6.4   Waiver...................................................  13
6.5   Consents and Approvals...................................  13

ARTICLE 7  INDEMNIFICATION                                       14

7.1   Indemnification by the Company...........................  14
7.2   Indemnification by the Purchaser.........................  14
7.3   Notification.............................................  15

ARTICLE 8  MISCELLANEOUS                                         16

8.1   Survival of Representations and Warranties...............  16
8.2   Notices..................................................  16
8.3   Successors and Assigns; Third Party Beneficiaries........  17
8.4   Amendment and Waiver.....................................  17
8.5   Counterparts.............................................  17
8.6   Headings.................................................  17
8.7   Pronouns.................................................  17
8.8   Governing Law............................................  17
8.9   Severability.............................................  17
8.10  Entire Agreement.........................................  18
8.11  Fees.....................................................  18
8.12  Publicity................................................  18
8.13  Further Assurances.......................................  18

EXHIBITS

A         Registration Agreement Amendment
B         Stockholders Agreement Amendment

SCHEDULES

3.6       Capitalization
3.7       Financial Statements

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is dated as of May 17, 2000 (this "Agreement"), among Synapse Group, Inc., a Delaware corporation (the "Company"),
 ---------                                                            -------
and the purchaser listed on the signature page hereto (the "Purchaser").
                                                            ---------

     WHEREAS, pursuant to the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser 62,500 shares of the Company's Class B Common Stock, par value $0.001 per share ("Nonvoting Common
                                                             ----------------
Stock"), for $8.00 per share (the "Purchased Shares"); and
-----                              ----------------

     WHEREAS, each share of Nonvoting Common Stock is convertible (subject to adjustment) into one share of Voting Common Stock.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  As used in this Agreement, and unless the context
          -----------
requires a different meaning, the following terms have the meanings indicated:

          "Affiliate"  shall mean any Person who is an "affiliate" as defined in
           ---------
Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Agreement" means this Agreement as the same may be amended,
           ---------
supplemented or modified in accordance with the terms hereof.

          "Amended and Restated Shareholders Agreement" means that Amended and
           -------------------------------------------
Restated Shareholders Agreement substantially in the form attached hereto as Exhibit A, which amends and restates that Shareholder Agreement, dated as of
---------
December 1, 1993, among the Company and the stockholders named therein.

          "Audited Financial Statements" means, with respect to a fiscal year,
           ----------------------------
the audited consolidated balance sheet of the Company as of the end of such fiscal year and the related statements of operations, cash flows and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in conformity with GAAP, in reasonable detail and accompanied by a management summary and analysis of the operations of the Company for such fiscal year and by the opinion of a nationally recognized independent certified public accounting firm reasonably satisfactory to the Purchaser.

          "Board of Directors" means the Board of Directors of the Company.
           ------------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "By-laws" means the by-laws of the Company in effect on the date
           -------
hereof, as the same may be amended from time to time.

          "Capital Lease Obligations" of any Person shall mean, as of the date
           -------------------------
of determination, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

          "Certificate of Incorporation" means the certificate of incorporation
           ----------------------------
of the Company in effect on the date hereof, as the same may be amended from time to time.

          "Claims" has the meaning set forth in Section 7.1 of this Agreement.
           ------

          "Closing" has the meaning set forth in Section 2.2 of this Agreement.
           -------

          "Closing Date" has the meaning set forth in Section 2.2 of this
           ------------
Agreement.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act and the Exchange Act.

          "Common Stock" means the Voting Common Stock and the Nonvoting Common
           ------------
Stock.

          "Common Stock Equivalent" means any security or obligation which is by
           -----------------------
its terms convertible into or exchangeable for shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock.

          "Company" has the meaning set forth in the recitals to this Agreement.
           -------

          "Company Indemnified Party" has the meaning set forth in Section 7.2
           -------------------------
of this Agreement.

          "Condition of the Company" means the assets, business, properties,
           ------------------------
prospects, operations or financial condition of the Company.

          "Consolidated Financial Statements" has the meaning set forth in
           ---------------------------------
Section 3.7 of this Agreement.

          "Contractual Obligations" means as to any Person, any provision of any
           -----------------------
security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Credit Agreement" means that Credit Agreement dated as of January 12,
           ----------------
2000 between the Company and Walker, as assigned by Walker to Arena Capital Investment Fund, L.P. pursuant to that Assignment Agreement dated as of February 1, 2000.

          "Disclosure Schedule" has the meaning set forth in Article 3 of this
           -------------------
Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations of the Commission thereunder.

          "GAAP" means generally accepted accounting principles in effect from
           ----
time to time in the United States.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust
           ---------------------
Improvements Act of 1976, as amended.

          "Indemnified Party" has the meaning set forth in Section 7.3 of this
           -----------------
Agreement.

          "Indemnifying Party" has the meaning set forth in Section 7.3 of this
           ------------------
Agreement.

          "Lender Warrants" means the warrants which may be issued pursuant to
           ---------------
the Credit Agreement.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

          "Losses" has the meaning set forth in Section 7.1 of this Agreement.
           ------

          "Nonvoting Common Stock" has the meaning set forth in the recitals to
           ----------------------
this Agreement.

          "Orders" has the meaning set forth in Section 3.2 of this Agreement.
           ------

          "Person" means any individual, firm, corporation, partnership, trust,
           ------
incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Purchased Shares" has the meaning set forth in the recitals of this
           ----------------
Agreement.

          "Purchaser" has the meaning set forth in the recitals to this
           ---------
Agreement.

          "Purchaser Indemnified Party" has the meaning set forth in Section 7.1
           ---------------------------
of this Agreement.

          "Registration Agreement Amendment" means that Amendment No. 1 to
           --------------------------------
Amended and Restated Registration Rights Agreement substantially in the form attached hereto as Exhibit B.
                   ---------

          "Requirement of Law" means, as to any Person, any law, statute,
           ------------------
treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Securities Act" means the Securities Act of 1933, as amended, (or any
           --------------
successor statute thereto) and the rules and regulations of the Commission thereunder.

          "Series A Preferred Stock" means the Company's Series A Convertible
           ------------------------
Preferred Stock, par value $0.001 per share.

          "Series B Preferred Stock" means the Company's Series B Convertible
           ------------------------
Preferred Stock, par value $0.001 per share.

          "Series C Preferred Stock" means the Company's Series C Convertible
           ------------------------
Preferred Stock, par value $0.001 per share.

          "Stockholders Agreement Amendment" means that Amendment No. 2 to and
           --------------------------------
Waiver of Amended and Restated Stockholders Agreement substantially in the form attached hereto as Exhibit C.
                   ---------

          "Subsidiaries" means, as of the relevant date of determination, with
           ------------
respect to any Person, a corporation or other Person of which 50% or more of the voting power of the outstanding voting equity securities or 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Tax", "Taxes" and "Tax Returns" have the meanings set forth in
           ---    -----       -----------
Section 3.9 of this Agreement.

          "Transaction Documents" means collectively, this Agreement, the
           ---------------------
Stockholders Agreement Amendment and the Registration Agreement Amendment.

          "Voting Common Stock" means the Company's Class A common stock, par
           -------------------
value $0.001 per share.

          "Walker" means Jay Walker.
           ------

          "Warrants" means those warrants to acquire Voting Common Stock issued
           --------
pursuant to the Stock and Warrant Purchase Agreement, dated as of January 12, 2000, between the Company and the Purchasers listed therein.

     1.2  Accounting Terms; Financial Statements.  All accounting terms used
          --------------------------------------
herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur.

                                   ARTICLE 2

                     PURCHASE AND SALE OF PURCHASED SHARES
                     -------------------------------------

     2.1  Purchase and Sale of the Purchased Shares.  Subject to the terms and
          -----------------------------------------
conditions set forth herein, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees that he will purchase from the Company, on the Closing Date, the Purchased Shares.

     2.2  Closing.  The closing of the sale and purchase of the Purchased Shares
          -------
(the "Closing") shall take place at the Boston offices of Hale & Dorr LLP, no
      -------
later than 10:00 a.m., local time, on the date hereof, or at such other time, place and date that the Company and the Purchaser may agree in writing (the "Closing Date"). On the Closing Date, the Company shall send by overnight
 ------------
courier to the Purchaser a certificate representing the Purchased Shares against delivery by such Purchaser to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ----------------------------------------------

     Except as described in a disclosure schedule (the "Disclosure Schedule")
                                                        -------------------
attached hereto setting forth certain exceptions to the representations and warranties described below, the Company represents and warrants to the Purchaser as follows:

     3.1  Corporate Existence and Power.  The Company:  (a) is a corporation
          -----------------------------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is proposed to be, engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business require such qualification, except where such failure would not result in a material adverse effect on the Condition of the Company; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

     3.2  Authorization; No Contravention.  The execution, delivery and
          -------------------------------
performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby: (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation of the Company, or any Requirement of Law applicable to the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of any Governmental Authority against, or binding upon, the Company.
 ------

     3.3  Governmental Authorization; Third Party Consents.  Except for the
          ------------------------------------------------
approval of the stockholders of the Company, which will be obtained prior to the Closing, the consent of the Company's lender, Arena Capital Investment Fund, L.P., and applicable requirements under the Hart-Scott-Rodino Act, the Securities Act and state securities or blue sky laws, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby.

     3.4  Binding Effect.  This Agreement has been duly executed and delivered
          --------------
by the Company and, when executed, each of the other Transaction Documents will be duly executed and delivered by the Company, and this Agreement and the other Transaction Documents will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     3.5  Litigation.  There are no actions, suits, proceedings, claims,
          ----------
complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Transaction Document.

     3.6  Capitalization. On the Closing Date, after giving effect to the
          --------------
transactions contemplated by this Agreement and assuming the consummation of the transactions contemplated by that Stock Purchase Agreement, dated as of May 17, 2000, between the Company and NSSI Holdings Inc., a subsidiary of Time Inc., the authorized capital stock of the Company shall consist of: (a) 58,000,000 shares of Voting Common Stock, of which 7,368,000 shares shall be issued and outstanding; (b) 37,000,000 shares of Nonvoting Common Stock, of which 25,434,228 shares shall be issued and outstanding; (c) 2,600,000 shares of Series A Preferred Stock, of which 2,591,178.24 shares shall be issued and outstanding; (d) 5,000,000 shares of Series B Preferred Stock, all of which shall be issued and outstanding; and (e) 3,125,000 shares of Series C Preferred Stock, all of which shall be issued and outstanding. Schedule 3.6 sets forth,
                                                      ------------
at and on the Closing Date and assuming the consummation of the transactions contemplated by that Stock Purchase Agreement, dated as of May 17, 2000, between the Company and NSSI Holdings Inc., a subsidiary of Time Inc., a true and complete capitalization table of the Company on a fully-diluted basis. The Company has reserved an aggregate of 62,500 shares of Voting Common Stock for issuance upon conversion of the Purchased Shares. Except for the Warrants and the Lender Warrants, and except as set forth on Schedule 3.6, there are no
                                                ------------
options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Common Stock Equivalents or (iii) other securities of the Company. Prior to the Closing Date, the Purchased Shares shall have been duly authorized, and when issued and sold to the Purchaser after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of the Purchaser set forth in Article 4, will be issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws (or pursuant to exemptions therefrom). The shares of Voting Common Stock issuable upon conversion of the Purchased Shares are duly authorized and, when issued in compliance with the provisions of the Certificate of Incorporation, will be validly issued, fully paid and nonassessable. The Company has no Subsidiaries and has no commitment or obligation to acquire any capital stock or direct or indirect equity interest in any corporation, partnership, limited liability company, joint venture or other business entity, other than (x) Synapse Solutions, Inc., a Delaware corporation, NewSub Magazine Services, LLC, a Delaware limited liability company, and SynapseConnect, Inc., a Delaware corporation, each of which is wholly-owned by the

Company, and (y) Gift Services, LLC, a limited liability company in which the Company has a 49% ownership interest.

     3.7  Consolidated Financial Statements.  The Company has delivered to
          ---------------------------------
Purchaser its Audited Consolidated balance sheets as of December 31, 1999 and 1998 and the related consolidated statements of operations, stockholder deficit and cash flows for each of the three years in the period ended December 31, 1999, a copy of which is attached as Schedule 3.7 hereto (the "Consolidated
                                     ------------              ------------
Financial Statements").  The Consolidated Financial Statements present fairly in
--------------------
all material respects the financial position of the Company and its Subsidiaries as of December 31, 1999 and 1998 and the results of the Company's operations and cash flows for each of the three years in the period ended December 31, 1999 in conformity with GAAP.

     3.8  No Material Adverse Change; Ordinary Course of Business.  Since
          -------------------------------------------------------
December 31, 1999: (a) there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the Condition of the Company; (b) the Company has not participated in any transaction or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company; and
(c) the Company has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business.

     3.9  Taxes.  Except as described in the Disclosure Schedule:  (a) the
          -----
Company has paid or accrued all federal, state, county, local, foreign and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, profits taxes, premium taxes, occupancy taxes, ad valorem taxes, severance taxes, capital levy, production taxes, transfer taxes, withholding taxes, unemployment compensation taxes, and other governmental charges and assessments whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with disputing any proposed adjustments relating to the foregoing (hereinafter, "Taxes" or, individually, a "Tax") which have come due, other than
               -----                       ---
Taxes being disputed, in appropriate proceedings, by the Company in good faith for which adequate reserves have been made in accordance with GAAP; (b) the Company has timely filed or caused to be timely filed all tax returns, reports, forms and other such documents ("Tax Returns") that it is required to file
                                 -----------
(including all applicable extensions), and all such Tax Returns are accurate and complete in all material respects; (c) with respect to all Tax Returns of the Company, (i) there is no unassessed Tax deficiency proposed or, to the knowledge of the Company, threatened against the Company, (ii) no audit is in progress, no extension of time is in force with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax, (iii) to the knowledge of the Company, there has been no additional Tax assessment against the Company heretofore proposed, and (iv) no waivers of the statute of limitation or extension of time within which to assess any Tax have been heretofore granted by the Company; and (d) there are no Liens for Taxes on the assets of the Company except for Liens for Taxes not yet due.

     3.10  Disclosure.  This Agreement and the documents and certificates
           ----------
furnished to the Purchaser by the Company, taken as a whole, do not contain any untrue statement of a material fact or to the Company's knowledge omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     3.11  Private Offering.  No form of general solicitation or general
           ----------------
advertising was used by the Company or its representatives in connection with the sale of the Purchased Shares. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Article 4, no registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the sale of the Purchased Shares.

     3.12  No Default or Breach; Contractual Obligations.  All of the
           ---------------------------------------------
Contractual Obligations which are material to the Condition of the Company are valid, subsisting, in full force and effect and binding upon the Company, except as such enforceability may be limited by bankruptcy, moratorium or similar laws affecting or relating to creditors' rights generally, and general principles of equity, and the Company has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder in all material respects. To the knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder. The Company has not received notice of, and is not in default under or with respect to, any Contractual Obligation of the Company in any respect, which, individually or together with all such defaults, could have a material adverse effect on (a) the Condition of the Company or (b) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

     3.13  Broker's, Finder's or Similar Fees.  There are no brokerage
           ----------------------------------
commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.


                                   ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

     The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

     4.1  Existence and Power.  It is, if applicable, a partnership or other
          -------------------
entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority, or requisite legal capacity (in the case of an individual), as the case may be, to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party.

     4.2  Authorization; No Contravention.  The execution, delivery and
          -------------------------------
performance by it of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby:
(a) have been duly authorized by all necessary partnership or other action, if applicable; (b) do not contravene the terms of its organizational documents, or any amendment thereof, if applicable; (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of it, or any Requirement of Law applicable to it; and
(d) do not violate any Orders of any Governmental Authority against, or binding upon, it.

     4.3  Governmental Authorization; Third Party Consents. Except for
          ------------------------------------------------
applicable requirements under the Hart-Scott-Rodino Act, the Securities Act and state securities or blue sky laws, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law is necessary or required in connection with the execution, delivery or performance by, or enforcement against, it of this Agreement and each of the other Transaction Documents or the transactions contemplated hereby and thereby.

     4.4  Binding Effect.  This Agreement and each of the other Transaction
          --------------
Documents have been duly executed and delivered by it, and constitutes its legal, valid and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

     4.5  Purchase for Own Account.  The Purchased Shares to be acquired by it
          ------------------------
pursuant to this Agreement are being or will be acquired for investment for its own account and with no intention of distributing or reselling, or granting any participation in, such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of it at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under such laws, and subject, nevertheless, to the disposition of it's property being at all times within its control. If it should in the future decide to dispose of any of such Purchased Shares, it understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. It agrees to the imprinting, so long as required by law, of legends on certificates representing all of its Purchased Shares as required by any applicable state securities laws and to the following effect (and acknowledges that the Company will make a notation on its transfer books to such effect):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SYNAPSE GROUP, INC. (THE "COMPANY"), IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

     THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT. THE COMPANY WILL MAIL A COPY OF THE AGREEMENT, TOGETHER WITH A COPY OF THE EXPRESS TERMS OF THE SECURITIES AND THE OTHER CLASS OR CLASSES AND SERIES OF SHARES, IF ANY, WHICH THE COMPANY IS AUTHORIZED TO ISSUE, TO THE RECORD HOLDER OF THIS CERTIFICATE, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

     4.6  Investment Experience; Information.  It is an "Accredited Investor" as
          ----------------------------------
defined in Rule 501(a) under the Securities Act. It has received a copy of the closing binder of documents entered into in connection with the Company's sale of Series B Preferred Stock and execution of the Credit Agreement on January 12, 2000.

     4.7  Broker's, Finder's or Similar Fees.  There are no brokerage
          ----------------------------------
commissions, finder's fees or similar fees or commissions payable by it, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it.

                                   ARTICLE 5

                 CONDITIONS TO THE OBLIGATION OF THE PURCHASER
                                    TO CLOSE
                                    --------

     The obligation of the Purchaser to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, such Purchaser of the following conditions on the Closing Date.

     5.1  Secretary's Certificate.  The Purchaser shall have received a
          -----------------------
certificate from the Company, in form and substance reasonably satisfactory to the Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

     5.2  Stockholders Agreement Amendment.  The Company and the stockholders
          --------------------------------
named therein shall have duly executed and delivered the Stockholders Agreement Amendment.

     5.3  Registration Agreement Amendment. The Company and the stockholders
          --------------------------------
named therein shall have duly executed and delivered the Registration Agreement Amendment.

     5.4  Amended and Restated Shareholders Agreement. Each of the stockholders
          -------------------------------------------
party to the Amended and Restated Shareholders Agreement shall have duly executed and delivered the Amended and Restated Shareholders Agreement.

     5.5  Purchased Shares.  The Company shall have sent by overnight courier to
          ----------------
the Purchaser certificates in definitive form representing the Purchased Shares.

     5.6  Consents and Approvals.  All consents, exemptions, authorizations, or
          ----------------------
other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to all Contractual Obligations which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company and the Purchaser of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, including without limitation, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Purchaser shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

     5.7  Receipt of Consolidated Financial Statements.  The Company shall have
          --------------------------------------------
delivered the Consolidated Financial Statements to the Purchaser, in form and substance reasonably satisfactory to the Purchaser.


                                   ARTICLE 6

                  CONDITIONS TO THE OBLIGATION OF THE COMPANY
                                   TO CLOSE
                                   --------

     The obligation of the Company to sell the Purchased Shares and to perform its obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing
Date:

     6.1  Payment by the Purchaser.  The Purchaser shall have purchased and paid
          ------------------------
for the Purchased Shares.

     6.2  Stockholders Agreement Amendment.  The Purchaser shall have duly
          --------------------------------
executed and delivered the Stockholders Agreement Amendment and an Acknowledgement and Agreement attached as Exhibit C-2 to that Amended and Restated Stockholders Agreement dated as of January 12, 2000.

     6.3  Registration Agreement Amendment.  The Purchaser shall have duly
          --------------------------------
executed and delivered the Registration Agreement Amendment.

     6.4  Amended and Restated Shareholders Agreement. Each of the stockholders
          -------------------------------------------
party to the Amended and Restated Shareholders Agreement shall have duly executed and delivered the Amended and Restated Shareholders Agreement.

     6.5  Consents and Approvals.  All consents, exemptions, authorizations, or
          ----------------------
other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to all Contractual Obligations which are necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company and the Purchaser of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect, including without limitation, all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, and the Company shall have been furnished with appropriate evidence thereof and all applicable waiting periods shall have expired without any action being taken or threatened which would have a material adverse effect on the Condition of the Company.

                                   ARTICLE 7

                                INDEMNIFICATION
                                ---------------

     7.1  Indemnification by the Company.  Except as otherwise provided in this
          ------------------------------
Article 7, the Company agrees to indemnify, defend and hold harmless the Purchaser and his Affiliates and its respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Purchaser Indemnified Party") to the fullest extent permitted by law from and
 ---------------------------
against any and all losses and any and all actions, proceedings, claims, complaints, disputes, arbitrations or investigations or written threats thereof (collectively, "Claims") (including any Claim by a third party), damages,
                ------
expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Purchaser Indemnified Party in any action between the Company and the Purchaser Indemnified Party or between the Purchaser Indemnified Party and any third party or otherwise) or other liabilities (collectively, "Losses")
                                                                       ------
resulting from, arising out of or relating to the breach by the Company of any representation or warranty or covenant set forth in Article 3, or relating to the breach of any other agreement by the Company in this Agreement or the other Transaction Documents; provided, that the Company shall not be liable under this
                       --------
Section 7.1 to a Purchaser Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by such Purchaser Indemnified Party of any representation, warranty, covenant or other agreement of such Purchaser Indemnified Party contained in this Agreement or other Transaction Documents; and provided, further, that if
                                                   --------  -------
and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. Notwithstanding anything to the contrary contained herein, the amount of any payment by the Company to any Purchaser Indemnified Party herewith in respect of any Loss shall not exceed the aggregate purchase price paid by the Purchaser for the Purchased Shares. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Purchaser Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Purchaser Indemnified Party) only (a) after the final resolution or disposition of such Claim and (b) if such Purchaser Indemnified Party prevails in such Claim; provided, however, that if a Purchaser
                                          -----------------
Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Purchaser Indemnified Party.

     7.2  Indemnification by the Purchaser.  Except as otherwise provided in
          --------------------------------
this Article 7, the Purchaser agrees to indemnify, defend and hold harmless the Company and its officers, directors, shareholders, agents, employees, subsidiaries, partners, members and controlling persons (each, a "Company
                                                                  -------
Indemnified Party") to the fullest extent permitted by law from and against any
-----------------
and all Losses resulting from, arising out of or relating to any breach of the representation or warranty or covenant set forth in Article 4; provided, that
                                                               --------
the Purchaser shall not be liable under this Section 7.2 to a Company Indemnified Party to the extent that it is finally judicially determined that such Losses resulted primarily from the material breach by such Company Indemnified Party of any representation, warranty, covenant or other agreement of such Company Indemnified Party contained in this Agreement or the other Transaction Documents; and provided, further, that if and to the extent that such
               --------  -------
indemnification is unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. The aggregate amount of indemnification payments payable to the Company Indemnified Party shall not exceed the aggregate purchase price paid by the Purchaser for the Purchased Shares.

     7.3  Notification.  Each Purchaser Indemnified Party or Company Indemnified
          ------------
Party, as the case may be (for purposes of this Section 7.3, an "Indemnified
                                                                 -----------
Party"), under this Article 7 shall, promptly after the receipt of notice of the
-----
commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company or the Purchaser, as the case may be (an "Indemnifying Party"), under
                                                  ------------------
this Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article 7 or (b) under this Article 7 unless, and only to the extent that, such omission results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party, and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any
                                              -----------------
Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any action, claim or proceeding in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that the Indemnifying Party shall not be liable for the fees
-----------------
and expenses of more than one counsel to all Indemnified Parties. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Indemnifying Party shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The rights accorded to an Indemnified Party hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise; provided, however, that notwithstanding
                                         -----------------
the foregoing or anything to the contrary contained in this

Agreement, nothing in this Article 7 should restrict or limit any rights that any Indemnified Party may have to seek equitable relief.


                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

     8.1  Survival of Representations and Warranties.  Except for the
          ------------------------------------------
representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.6, 3.7, 3.9, 3.13, 4.1, 4.2, 4.4, 4.5, 4.6 and 4.7 herein, which shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Company or the Purchaser, or acceptance of the Purchased Shares or termination of this Agreement, all of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Company or the Purchaser, or acceptance of the Purchased Shares or termination of this Agreement until forty-five (45) days after receipt by Purchaser of the Audited Financial Statements of the Company for the fiscal year ending December 31, 2000.

     8.2  Notices.  All notices, demands and other communications provided for
          -------
or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery to the addresses set forth below:

               (a)  if to the Company:

                    Synapse Group, Inc.
                    4 High Ridge Park
                    Stamford, CT 06905-1325
                    Telecopy:  (203) 595-8254
                    Attention: Mr. Michael Loeb

                    with a copy to:

                    Hale and Dorr LLP
                    60 State Street
                    Boston, MA 02109
                    Telecopy:  (617) 526-5000
                    Attention: John H. Chory, Esq.

               (b) if to the Purchaser, to the addresses indicated on the signature page hereto.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if properly telecopied.

     8.3  Successors and Assigns; Third Party Beneficiaries.  This Agreement
          -------------------------------------------------
shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchaser may assign any of its rights under this Agreement to any of its Affiliates upon notice to the Company, provided such Affiliate is not directly or indirectly engaged in a business competitive with the business of the Company. The Company may not assign any of its rights under this Agreement without the written consent of the Purchaser. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

     8.4  Amendment and Waiver.
          --------------------

          (a) No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchaser at law, in equity or otherwise.

          (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by the Company and the Purchaser.

     8.5  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     8.6  Headings.  The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     8.7  Pronouns.  All pronouns and any variations thereof refer to the
          --------
masculine, feminine or neuter, singular or plural, as the context may require.

     8.8  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

     8.9  Severability.  If any one or more of the provisions contained herein,
          ------------
or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

     8.10  Entire Agreement.  This Agreement, together with the exhibits and
           ----------------
schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

     8.11  Fees.  Each of the parties hereto shall bear its own costs and
           ----
expenses incurred in connection with the transactions contemplated by the Transaction Documents, including, without limitation, its fees, disbursements and other charges of counsel.

     8.12  Publicity.  Except as may be required by any applicable Requirement
           ---------
of Law, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld); provided,
                                                                    --------
however, that nothing in this Agreement shall restrict the Purchaser from
-------
disclosing information: (a) that is already publicly available; (b) to the prospective transferee in connection with any contemplated transfer of any of the Purchased Shares; and (c) to its attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with that Purchaser's investment in the Company. If any announcement is required by any applicable Requirement of Law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

     8.13  Further Assurances.  Each of the parties shall execute such documents
           ------------------
and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person, and otherwise fulfilling, or causing the fulfillment of, the conditions to Closing set forth in Articles 5 and 6) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and to consummate and make effective as promptly as possible the transactions contemplated by this Agreement.


              [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                                        the "Company"

                                        SYNAPSE GROUP, INC.

                                        By: /s/ Michael R. Loeb
                                           --------------------
                                           Name: Michael Loeb
                                           Title: President


                                        the "Purchaser"


                                        /s/ Richard Braddock
                                        --------------------
                                        RICHARD BRADDOCK

                                        Address:

                                        800 Connecticut Avenue
                                        Norwalk, CT  06854
                                        Attention:  ____________________
                                        Telecopier: (203) 299-8912